CONSULTING AGREEMENT

This CONSULTING AGREEMENT is made and entered on this 1st day of September, 2000, by and between Net2Wireless (Israel) Ltd registration Number 51-286965-2, with its principal office at 11 Ha'amal Street Afek Park, Rosh Ha'ayin 49032 Israel (the "Company") and Rubner Technology Ventures Ltd. Registration Number 51-290532-4 (the "Consultant").

     WHEREAS, the Company is a company duly registered under the laws of the state of Israel, and is engaged in the development, production and marketing of certain products, systems and services in the area of wireless computing and telephony; and, through its shareholders, the company possesses know how and experience in the areas of value added services for wireless communication.

     WHEREAS, the Company desires to retain the services of the Consultant and the Consultant desires to provide such services;

     In consideration of the covenants, promises and conditions herein contained, and for other consider-ation as hereinafter described, the parties hereto agree as follows:

     1. Retention as a Consultant. The Company hereby agrees to engage the Consultant and the Consultant hereby agrees to provide services to the Company as a consultant in accordance with the terms and conditions set forth herein.

          2. Term The term of this Agreement shall be deemed to have commenced on 1st February 2000 and shall remain in force for a period of one year, until 31 January 2001. (the "the First year "). At the end of the first year , this agreement shall be automatically extended, and shall remain in force, until either party gives the other party, written notice of their intention to terminate this agreement (the "Notice"). This agreement shall terminate 90 days from the date of said Notice , provided, however, that neither party shall be entitled to give said Notice, to the other party, during the first year.

     3. Duties. During the term of this agreement, the Consultant shall serve as a consultant to the Company in the areas of business developmentWhile the execution of Consultant's services under this agreement, are not expected to be provided on a full-time basis, the Consultant shall devote such time and energies to the performance of its services hereunder as are reasonably necessary to fulfill its obligations hereunder, based on the consultant discretion. In performing its services and duties under this agreement, the Consultant shall at all times comply with the policies of, and be subject to the direction of the Company and applicable law. The company acknowledges and consents to the fact, that Consultant and/or Consultant's shareholders, renders at present and/or in future, directly or indirectly, Consulting and/or Directorship services to other third parties and/or companies and/or legal entities, in Israel and/or abroad. Company acknowledges and consents, that nothing in this agreement shall be construed as preventing and/or hindering Consultant and/or consultant's shareholders, in any way, from rendering said services to third parties.

     4. Consideration. As compensation for the services rendered under this agreement, the Company shall pay the Consultant an annual payment in New Israeli Shekels (NIS) equivalent to US $100,000 (One Hundred Thousand US Dollars) plus value added tax (VAT) ("The Consideration). The consideration shall be paid in twelve (12) equal consecutive monthly payments. The first payment to be made on the first day of the second month of this agreement. Each payment shall be made, on the first day of the month following each month in which this agreement has remained valid, against an Invoice for said amount. The consideration shall bear VAT according to prevailing law. The company shall be entitled to withhold any amount required to be deducted, in terms of law, for income tax and/or other taxation unless Consultant shall present a relevant exempt from tax authorities.

     5. Independent Contractor. The Consultant's engagement hereunder shall be as an independent contractor for all intents and purposes, and not as an employee of the Company. Consultant and/or consultant's shareholders shall not be entitled to any fringe, pension, welfare or other benefits available to employees of the Company whether or not a determination is made that the Consultant is an employee and not an independent contractor with respect to Consultants services under this Agreement. The Consultant acknowledges that it will be solely responsible for any income tax and self-employment or other taxes, regardless of tax jurisdiction, arising with respect to the consideration hereunder. The Consultant acknowledges and agrees that it shall be its obligation to report to the appropriate tax authority as self-employment income all compensation it receives pursuant to this Agreement. The Consultant also acknowledges that it has no state law workers' compensation or unemployment insurance rights with respect to its services under this Agreement. The Consultant is an independent contractor and has no authority to legally bind the Company, and shall not hold itself out as having such authority

     6. Covenants of the Consultant. The Consultant represents and warrants the following:

     (i) that Consultant it is not under any contractual, other restriction or obligation which conflicts with, or is otherwise inconsistent with its duties hereunder or the Company's rights hereunder, provided, however, that nothing in this agreement shall prevent Consultant from rendering Consulting services, whether directly or indirectly, to other companies and/or legal entities and/or third parties.

     (ii) that it agrees that all Confidential Information (as defined in Section 7) that is received by it or by its representatives or on behalf of it in connection with this Agreement, is the sole property of the Company and shall be used by the Consultant only in accordance with the terms and provisions of this Agreement, and that all services, documentation and intellectual property created by or for the Consultant with regard thereto shall be the exclusive property of and shall vest solely in the Company; with respect to the foregoing, all Confidential Information (as defined in Section 7) received by or created by the Consultant shall be disclosed to the Company immediately upon request or upon a Termination Date or Expiration Date under this Agreement.
The Company hereby confirms that it shall not be considered a breach of this agreement to the extent that such Confidential Information has otherwise become publicly available (other than by reason of Consultant's breach of this agreement or under any other obligations owed by it to the Company)' where Consultant receives information through a third party who Consultant does not reasonably know to have breached a confidentiality obligation to the Company , where required by law, or where permitted by agreement to the parties;

7. Disclosure of Information. The Consultant acknowledges that during the course of its involvement in the Company's activities or otherwise, it and its representatives will obtain or have access to confidential information concerning the Company's businesses, strategies, operations, financial affairs, organizational and personnel matters, policies, procedures and other non-public matters, or concerning those of third parties, including Intellectual Property (as defined below). Such information ("Confidential Information") may be provided in written or electronic form or orally. In consideration of, and as a condition to, access to Confidential Information, and without prejudice to or limitation of any other confidentiality obligations imposed by agreement or by law, the Consultant hereby undertakes to use and protect Confidential Information in accordance with any restrictions placed on its use or disclosure. Without limiting the foregoing, except as authorized by the Company, as required by law or to the extent that such information has otherwise become publicly available (other than by reason of its default under this Agreement or under any other obligation owed by it to the Company), the Consultant may not disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form without the prior consent of the Company. The foregoing obligations will survive, and remain binding and enforceable during the Consulting Period and for a period of two (2) years after the Expiration Date or the Termination Date (as each is defined below) notwithstanding any termination of the Consultant's service with the Company and any settlement of the financial rights and obligations arising from its service with the Company. Upon the earlier of the Expiration Date or a termination date of this Consultation Agreement the Consultant agrees to return any and all Confidential Information received during the Consulting Period.

     "Intellectual Property" includes, but is not limited to, client lists, customer lists, strategies and methods, techniques, computer technology, technological research, software programs, vendors, lists, corporate financial information, customer and trader accounts' financial information and business affiliate lists.

     8. Termination. This agreement may not be terminated during the first year, as defined above. After the end of the first year, each party shall have the right to terminate this Agreement at any time and for any reason upon 90 (ninety) days months prior Notice (as defined above) given to the other party. Termination under this Section shall not relieve the parties of their obligations under Sections 4, 6(ii) and 7 of this Agreement which shall each survive termination of this Agreement.

     9. Miscellaneous. This Agreement sets forth the parties' final and entire agreement, and supersedes any and all prior understandings, with respect to its subject matter. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. No failure or delay by either party in exercising any right, option, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, option, power or privilege. This Agreement can be changed, waived or terminated only by a writing signed by both the Consultant and the Company.

     10. Assignment. This Agreement may not be assigned in whole or in part by the Consultant . This agreement shall be assigned by the Company to any of its subsidiaries or affiliates and may be reassigned by such subsidiary or affiliate to the Company; provided that each such assignee shall agree in writing to assume all obligations of the Company hereunder, and provided further that no assignment shall be made without the prior consent of both parties.

     11. Notices. Any notice or other written communication (a "Notice") may be given by facsimile, first class mail, postage pre-paid or by courier to the mailing address or facsimile numbers set forth above, or to such other addresses or facsimile numbers as either party may designate by notice, similarly given to the other party. Notices shall be deemed to have been sufficiently made or given: (i) fourteen (14) days after being dispatched by mail, postage pre-paid, (ii) seven (7) days after delivery to an air courier company or (iii) within five (5) days of the receipt of a facsimile transmission confirmation sheet.

     12. Governing Law. This Agreement shall be exclusively governed by, construed under and in accordance with, the laws of the State of Israel .The competent Courts of the state of Israel shall have exclusive jurisdiction over all matters relating and/or deriving from this agreement, including, without limitation, this agreements' validity, enforcement , breach and/or termination. Any action or proceeding arising directly, indirectly or otherwise, in connection with, out of or from this Agreement, any breach hereof or any transaction covered hereby shall be exclusively brought before the competent courts of the state of Israel.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

     NET2WIRELESS  CORPORATION


     By:  /s/
     Name:
     Title:


     RUBENR  TECHNOLOGY  VENTURES  LTD


     By:  /s/
     Name:
     Title: